Exhibit 99.1

Uranium Resources Secures Surety Bonds on South Texas Properties

Transaction will release $4.5 million of capital back to URI

LEWISVILLE, Texas--(BUSINESS WIRE)--February 14, 2013--Uranium Resources, Inc. (NASDAQ: URRE) (URI) announced today that it has secured $9 million in new surety bonds for the benefit of the Texas Commission on Environmental Quality for remediation and reclamation activities at the Company’s South Texas projects. The new bonds will require $4.5 million in cash collateral and will replace the existing $9.0 million of fully collateralized financial surety instruments that are currently providing the financial surety requirements for the projects. As a result of the lower cash collateral requirement, $4.5 million will be released back to URI.

“The restructuring of the bonding on our South Texas properties is a meaningful step forward as we continue to work on recapitalizing the Company, while simultaneously lowering our cost structure,” stated Terence J. Cryan, Interim President and CEO of URI. “The additional capital provides added flexibility to advance our near-term priorities, which are focused on developing our significant New Mexico uranium assets, as well as maintaining our restoration activities in Texas so as to be positioned to restart uranium production in South Texas in the future.”

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas. URI has over 206,600 acres of uranium mineral holdings and 152.9 million pounds of in-place mineralized uranium material in New Mexico and an NRC license to produce up to 1 million pounds of uranium per year. URI has an additional 1.3 million pounds of in-place mineralized uranium material in Texas and South Dakota. The Company acquired these properties over the past 20 years along with an extensive information database of historic drill hole logs, assay certificates, maps and technical reports.

Uranium Resources routinely posts news and other information about the Company on its website at www.uraniumresources.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s receipt of $4.5 million and new surety bonding arrangements and the advancement of the Company’s near term priorities regarding development in New Mexico and restarting operations in South Texas. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the finalization of receipt of funds, the success of the current rights offering to raise additional capital and our ability to raise additional capital in the future, spot price and long-term contract price of uranium, the outcome of negotiations with the Navajo Nation, the Company’s ability to reach agreements with current royalty holders, weather conditions, operating conditions at the Company’s mining projects, government and tribal regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents, maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

CONTACT:
Investors:
Kei Advisors LLC
Deborah K. Pawlowski, 716-843-3908
dpawlowski@keiadvisors.com
or
Media:
Uranium Resources, Inc.
Mat Lueras, 505-269-8317
Vice President, Corporate Development
mlueras@uraniumresources.com